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                                                                    EXHIBIT 10.4

                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
                         Myles Standish Industrial Park
                          Taunton, Massachusetts 02780



                                            Dated as of:  September 23, 1998



National Bank of Canada
One Federal Street, 27th Floor
Boston, Massachusetts  02110

     Re:  Modification No. 3 to Revolving Credit and Term Loan Agreement
          --------------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Revolving Credit and Term Loan Agreement, dated as of July 8, 1996 (as from time to time amended and in effect, the "Agreement"), between Advanced Deposition Technologies, Inc. (the "Borrower") and National Bank of Canada (the "Lender"). Terms used in this letter of agreement which are not defined herein, but which are defined in the Agreement, shall have the same respective meanings herein as therein.

     We have requested you (i) to make available a new loan facility in the amount of $2,000,000 (the "M&E Loan") to enable us to purchase new equipment for use in our business, and (ii) to make the amendments to the Agreement necessitated thereby. You have advised us that you are prepared and would be pleased to provide such loans and to make the amendments so requested by us on the condition that we join with you in this letter of agreement.

     Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this letter of agreement, and fully intending to be legally bound by this letter of agreement, we hereby agree with you as follows:


                                   ARTICLE I
                                   ---------

                            AMENDMENTS TO AGREEMENT
                            -----------------------

     Effective as of September 23, 1998 (in this letter of agreement, the "Modification Date"), the Agreement is amended as follows:


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     (a) The terms "Agreement" and "Loan Agreement" shall, wherever used in the
Agreement or any of the other Loan Documents, be deemed to also mean and include any amendments, restatements and modifications thereof.

     (b) The term "Loan Documents" shall, wherever used in the Agreement or any of the other Loan Documents, be deemed to also mean and include Modification No. 3, the M&E Note and all other documents executed and delivered in connection therewith.

     (c) The definition of "Notes" contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

     "Notes" means, collectively, the Revolving Credit Note, the Term Notes and the M&E Note.

     (d) The term "Obligations" shall, wherever used in the Agreement or any of the other Loan Documents, be deemed to also mean and include all obligations of the Borrower to the Lender under or in respect of Modification No. 3 and the M&E Note.

     (e) The following six new definitions are added at the end of Section 1.1 of the Agreement:

         "Modification No. 3" means that certain letter agreement dated as of September 23, 1998 between the Borrower and the Lender, upon the terms of which the Agreement was further modified and amended.

         "Third Modification Date" means September 23, 1998.

         "M&E Loan" shall have the meaning set forth in Section 2.2(B).

         "M&E Loan Conversion Date" means January 31, 1999.

         "M&E Loan Maturity Date" means October 1, 2004.

         "M&E Note" shall have the meaning set forth in Section 2.2(B).

     (f) The following new Section 2.2(B) is inserted immediately following
     Section 2.2(A) of the Agreement:

         "2.2(B)  M&E Loan.
                  --------

         2.2.1(B) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Lender agrees to lend to the Borrower, at the Borrower's request from time to time, from and after the Third Modification Date and prior to the M&E Loan Conversion Date, a sum not in excess of $2,000,000 (the "M&E Loan") to be evidenced by an M&E

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Note (the "M&E Note") substantially in the form of Exhibit A-4 attached hereto,
                                                   -----------
provided that the principal amount of the M&E Loan requested at any time shall
--------
not exceed 80% of the invoice price of new equipment to be purchased by the Borrower with the proceeds thereof (less the sum of applicable shipping costs and sales taxes). In order to permit the Lender to determine the foregoing, the Borrower shall deliver a copy of the actual invoice to the Lender, along with evidence of the applicable shipping costs and sales taxes, prior to the making of any M&E Loan. In addition, the M&E Loan (or any portion thereof) will not be advanced by the Lender until the Borrower has provided the Lender with satisfactory evidence that the Lender will have, upon the making of the M&E Loan (or any portion thereof), a perfected, first-priority security interest in the equipment purchased with the proceeds of the M&E Loan (or portion thereof). Notwithstanding the preceding sentence, it is agreed that a perfected, first-priority security interest in favor of the Lender will not be required on the date of the first advance of the M&E Loan in the amount of $540,000, so long as the vendor of the equipment being purchased with the proceeds of said advance, General Vacuum Engineering, has first delivered to the Lender a letter in or substantially in the following form:

     "To Whom it may Concern:

           We agree that all deposits (including, without limitation, a deposit in the amount of $540,000) shall be completely and immediately refundable in full in the event machinery on order with General Vacuum Engineering by Advanced Deposition Technologies, Inc. is not delivered on a timely basis in accordance with machine specifications. It is agreed that delivery will be made on or before June, 1999. Furthermore, we agree that National Bank of Canada has a first-priority security interest with respect to said deposits and equipment and that we will not interfere in any way whatsoever with this priority position.

                                            Sincerely yours,

                                            General Vacuum Engineering"

     2.2.2(B) The principal of the M&E Loan outstanding on the M&E Loan Conversion Date shall be payable in sixty (60) consecutive equal monthly installments, on the first day of each month (or the first Business Day thereafter, if such day is not a Business Day) commencing on October 1, 1999, and with the last of such sixty payments to be payable, along with all unpaid interest thereon, on the M&E Loan Maturity Date.

     2.2.3(B) The Borrower may prepay the M&E Loan and the M&E Note in whole or in part, without premium or penalty, except as otherwise provided in Section 2.3.5, at any time and from time to time upon five (5) days' prior written notice to the Lender. The principal amount of the M&E Loan so prepaid shall be at least $100,000 (unless the principal amount of the M&E Loan shall be less than $100,000, in which event the prepayment may be equal to such unpaid principal amount) or a multiple of $100,000 in excess of $100,000, provided that
                                                                   --------
the Borrower shall also pay accrued

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interest on the principal so prepaid to the date of such prepayment and all fees and charges payable on or before the date of such prepayment. Prepayments shall be applied against unpaid installments of principal of the M&E Loan in inverse order of maturity of such installments. The Borrower shall not be permitted to reborrow any part of the principal of the M&E Loan so prepaid at any time or under any circumstances."

     (g) The first three lines of Section 2.3.1 of the Agreement are amended to read in their entirety as follows:

         "2.3.1 Revolving Loans shall bear interest at a rate per annum equal to 1% above the Base Rate in effect from time to time; and each of the Term Loans and the M&E Loan shall bear interest at a rate per annum equal to 1.25% above the Base Rate in effect from time to time;"

     (h) The first sentence of Section 5.1(ii) of the Agreement is amended in its entirety to read as follows:

         "The Borrower will use the proceeds of (i) the Revolving Loans and the Term Loans solely for its working capital needs, and (ii) the M&E Loan for the purchase of new equipment to the extent permitted herein."


     (i) Section 5.15 of the Agreement is amended in its entirety to read as follows:

         "5.15  Senior Indebtedness to Tangible Net Worth.  The Borrower will
                -----------------------------------------
     not permit the ratio of (i) Senior Indebtedness to (ii) Tangible Net Worth at any fiscal quarter-end specified below to be more than the ratio identified below as applicable to such fiscal quarter:

                Fiscal Quarter-End           Ratio
                ------------------           -----

                For the fiscal quarters
                ending on June 30, 1998
                and September 30, 1998       2.5 to 1.0

                For any fiscal quarter
                ending on or after
                December 31, 1998
                through the Maturity Date    3.0 to 1.0."



     (j) The form of M&E Note set forth in Annex A to this Modification No. 3 is added as Exhibit A-4 to the Agreement.

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                                   ARTICLE II
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

    The Borrower represents and warrants to you as follows:

    (a) Representations in Agreement:  Each of the representations and
        ----------------------------
warranties made by or on behalf of the Borrower to you in the Agreement or any other Loan Document, as amended through this letter of agreement, was true and correct when made and is true and correct on and as of the Modification Date with the same full force and effect as if each of such representations and warranties had been made by the Borrower on the date hereof and in this letter of agreement, except to the extent that such representations and warranties relate solely to a prior date.

    (b) No Events of Default:  No Default or Event of Default exists on the
        --------------------
Modification Date (after giving effect to all of the arrangements and transactions contemplated by this letter of agreement).

    (c) Binding Effect of Documents.  This letter of agreement has been duly
        ---------------------------
executed and delivered to you by the Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrower contained herein and therein constitute legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.


                                  ARTICLE III
                                  -----------

                       PROVISIONS OF GENERAL APPLICATION
                       ---------------------------------

    (a) No Other Changes.  Except as otherwise expressly provided by this letter
        ----------------
of agreement, all of the terms, conditions and provisions of the Agreement and each of the other Loan Documents remain unaltered. The Agreement and this letter of agreement shall be read and construed as one agreement. Except to the extent specifically amended hereby, the provisions of the Agreement shall remain unmodified, and the Agreement, as amended hereby, is hereby confirmed as being in full force and effect, and the Borrower hereby ratifies and confirms all of its agreements and obligations contained therein or in the other Loan Documents.

    (b) Governing Law.  This letter of agreement is intended to take effect as a
        -------------
sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This letter of agreement and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

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    (c) Binding Effect; Assignment.  This letter of agreement shall be binding
        --------------  ----------
upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

    (d) Counterparts.  This letter of agreement may be executed in any number of
        ------------
counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this letter of agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

    (e) Conflict with Other Agreements.  If any of the terms of this letter of
        ------------------------------
agreement shall conflict in any respect with any of the terms of the Agreement or any other Loan Document, the terms of this letter of agreement shall be controlling.

    (f) Conditions Precedent.  This letter of agreement shall become effective
        --------------------
as of the Modification Date, but only if:

         (i) The Borrower has delivered or caused to be delivered to the Lender the following instruments and documents, each of which shall be in form and substance satisfactory to the Lender:

              (A) An original M&E Note in the form of Annex A hereto duly signed on behalf of the Borrower;

              (B) Board of directors resolutions, good-standing and legal existence certificates, an incumbency certificate, and confirmation that its charter documents and by-laws have not been modified since July 8, 1996;

              (C) A favorable legal opinion from the Borrower's U.S. counsel in or substantially in the form of the opinion delivered in connection with the June 18, 1998 Modification No. 2;

              (D) An insurance certificate or other evidence of insurance in scope, content and amount satisfactory to the Lender with respect to equipment to be purchased with the proceeds of the M&E Loan; and

              (E) If an advance is being requested on the Modification Date under the M&E Loan, then a copy of the invoice for the equipment proposed to be purchased and any related information which may be requested by the Lender.

         (ii) No material adverse change shall have occurred in the financial condition of the Borrower in the judgment of the Lender.

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         (iii)  No material litigation shall be pending or threatened that in the Lender's judgment would have a material adverse effect upon the creditworthiness or business of the Borrower.

    If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter of agreement and return such counterpart to the undersigned, whereupon this letter of agreement, as so accepted by you, shall become a binding agreement between you and the undersigned.

                             Very truly yours,

                             The Borrower:
                             ------------

                             ADVANCED DEPOSITION TECHNOLOGIES, INC.

                             By: /s/ Glenn J. Walters
                                 ---------------------------------------------
                                 Title: Chief Executive Officer,
                                 President and Treasurer

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    The foregoing agreement is hereby accepted by the undersigned as of
September 23, 1998.

                             The Lender:
                             ----------

                             NATIONAL BANK OF CANADA


                             By: /s/ Keith Broyles
                                 -----------------------------------
                                 Title: Vice President Manager

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